Rule 424(b)(2)
			Registration No. 333-75723


PRICING SUPPLEMENT NO. 19 dated January 11, 2000
to Prospectus Supplement dated April 30, 1999
and Prospectus dated April 30, 1999

	 LEHMAN BROTHERS HOLDINGS INC.
        	  Medium-Term Notes, Series F
	      Due Nine Months or More From the Date of Issue
		(Fixed Rate)

Cusip No.:  		52517PQS3

Principal Amount:  	$25,000,000

Price to Public:  		100.00%

Agent's Commission:  	0.450%

Original Issue Date:  	01/28/00

Interest Rate Per Annum: 	8.20%

Interest Payment Dates:  	Monthly on the 28th, commencing 02/28/00

Maturity Date:  		01/28/15

Authorized Denomination:	$1,000 or any larger whole multiple.

Call Option: The Issuer has the right to call the issue every two years at par on or after the first call date. Call notice is 30 calendar days.

First Call Date:   	01/28/04

The Agent has purchased the Notes as principal in this transaction and may resell any of such Notes to another broker/dealer (acting as principal for the purposes of resale) at a discount, which may vary from the discount received by the Agent in such transaction.


Lehman Brothers Holdings Inc.

By:	  /s/ Kathryn Bopp Flynn
Name:  Kathryn Bopp Flynn
Title: Assistant Vice President